POWER OF ATTORNEY

      The person executing this Power of Attorney hereby appoints Edward F. O'Keefe and Glen A. Payne, or either of them, as his attorney-in-fact to execute and to file such Registration Statement under federal and state securities laws and such Post-Effective Amendments to such Registration Statement of the hereinafter described entity as such attorney-in-fact, or either of them, may deem appropriate:

      INVESCO Advantage Series Funds, Inc.

      This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the 15th day of June, 2000.


                                                       /s/ Charles W. Brady
                                                       ----------------------
                                                       Charles W. Brady
                                                       Director

STATE OF GEORGIA                 )
                                 ) ss.
COUNTY OF DEKALB                 )


      SUBSCRIBED, SWORN TO AND ACKNOWLEDGED before me by Charles W. Brady, as a director of the above-described entity, this 15th day of June, 2000.


                                    /s/ Marsha R. Kerestes
                                    ----------------------
                                    Notary Public

My Commission Expires: 2/14/2004